Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
LMI Aerospace, Inc.
St. Charles, Missouri
We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to Form S-1 Registration Statement of our report dated March 25, 2005, relating to the consolidated financial statements, which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Chicago, IL
March 10, 2006